                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                Amendment No. 1

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): April 9, 1997


Ansoft Corporation
(Exact name of registrant as specified in its charter)

Delaware                                 0000849433     72-1001909
(State or other jurisdiction            (Commission    (IRS Employer
of incorporation)                       File Number)   Identification Number)


Four Station Square, Suite 660, Pittsburgh, PA         15219
(Address of principal executive offices)               (ZIP Code)


Registrant's telephone number, including area code:  (412) 261-3200

The undersigned Registrant hereby amends the following items, financial statements, exhibits, and other portions of its Current Report on Form 8-K originally filed with the Securities and Exchange Commission on April 9, 1997:

Item 2. Acquisition or Disposition of Assets.

On April 9, 1997 the registrant acquired all of the outstanding capital stock of Compact Software, Inc., a Delaware corporation (the "Seller"). The registrant and the selling stockholders of the Seller, Dr. Ulrich L. Rohde and Dr. Meta Rohde (jointly the "Selling Stockholders"), entered into a Stock Purchase Agreement dated as of April 9, 1997 (the "Agreement"), pursuant to which the Selling Stockholders received in the aggregate, $3,000,000 and 1,272,728 shares of the registrant's authorized but unissued common stock, par value $.01 per share (see also note 3 to the Compact financial statements included herein). The registrant determined that the consideration paid to the Selling Stockholders fairly represented the long-term intrinsic value of the Seller. The source of the cash component of the registrant's purchase price in the transaction was derived in part from the proceeds of the registrant's initial public offering on April 3, 1996 and in part from the registrant's operating cash flow.

In connection with the transaction, one of the Selling Stockholders, Dr. Ulrich
L. Rohde, was elected to the registrant's board of directors and was named an executive officer of the registrant.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of the business acquired

Audited financial statements of Compact, including balance sheets as of December 31, 1996 and 1995, and the related statements of operations, shareholders' equity and cash flows for the years ended December 31, 1996 and 1995, together with the accompanying accountants' report are filed herein.

(b) Pro forma financial information

The Company has also attached hereto the following pro forma financial information reflecting the Company's best estimates of the pro forma effect of Compact on the Company had the acquisition previously described been consummated as of May 1, 1995, the beginning of the Registrant's fiscal 1996 year, based on the financial statements described in Item 7(a) above.

(c) Exhibit Table

2.01 .............................   Stock Purchase Agreement between Ansoft Corporation and Dr. Ulrich L. Rohde and
Dr. Meta  Rohde dated April 9, 1997 (previously filed on Form 8-K dated April 9, 1997)

99.01............................    Press Release dated April 9, 1997 (previously filed on Form 8-K dated April 9, 1997)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANSOFT CORPORATION

Dated: June 26, 1997                By: /s/ NICHOLAS CSENDES
--------------------
Nicholas Csendes
President

                              COMPACT SOFTWARE, INC.

                              Financial Statements

                              Years Ended December 31, 1996 and 1995

                          Independent Auditors' Report


The Board of Directors and Stockholders
Ansoft Corporation:


We have audited the accompanying balance sheets of Compact Software, Inc.
as of December 31, 1996 and 1995, and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Compact Software, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP


Pittsburgh, Pennsylvania
June 13, 1997

                             COMPACT SOFTWARE, INC.

                                 Balance Sheets

                           December 31, 1996 and 1995


                                                                                     1996             1995
                                                                                     ----             ----
              Assets
              ------

Cash and cash equivalents                                                        $ 1,120,364          459,587

Accounts receivable (net of allowance for doubtful accounts of
    $52,000 and $25,000, respectively)                                             1,445,168          724,174

Other current assets                                                                   2,800            4,100
State deferred taxes                                                                 139,474          146,642
                                                                                 -----------       ----------
                 Total current assets                                              2,707,806        1,334,503

Plant and equipment (note 2)                                                         397,031          257,542
State deferred taxes                                                                 170,343          270,343
                                                                                 -----------       ----------
                 Total assets                                                    $ 3,275,180        1,862,388
                                                                                 ===========       ==========

                Liabilities and Shareholders' Equity
                ------------------------------------

Accounts payable                                                                     518,089          228,176
Deferred revenue                                                                     284,999          252,359
Accrued liabilities                                                                  107,381           91,045
                                                                                 -----------       ----------
                 Total current liabilities                                           910,469          571,580

Shareholders' equity:
    Common stock, par value $.01 per share; 1,000 shares
       authorized, issued and outstanding                                                 10               10
    Additional paid in capital (note 3)                                            5,427,423        5,437,097
    Accumulated deficit                                                           (3,062,722)      (4,146,299)
                                                                                 -----------       ----------
                 Total shareholders' equity                                        2,364,711        1,290,808
                                                                                 -----------       ----------

                 Total liabilities and shareholders' equity                      $ 3,275,180        1,862,388
                                                                                 ===========       ==========

See accompanying notes to financial statements.

                             COMPACT SOFTWARE, INC.

                            Statements of Operations

                     Years Ended December 31, 1996 and 1995


                                                                                     1996             1995
                                                                                     ----             ----
Revenues:
    License and support                                                          $ 3,428,159        2,182,088
    Research contracts (including services to
       affiliate of $1,050,375 in 1995) (note 4)                                   2,898,460        2,887,338
                                                                                 -----------        ---------
                 Total revenues                                                    6,326,619        5,069,426

Costs and expenses
    Sales and marketing                                                            1,216,826        1,093,414
    Research and development                                                       3,391,714        3,209,282
    General and administration                                                       612,904          438,946
                                                                                 -----------        ---------
                 Total costs and expenses                                          5,221,444        4,741,642
                                                                                 -----------        ---------

                 Income from operations                                            1,105,175          327,784

Other income (expense):
    Interest income                                                                   25,570            8,142
    Gain on sale of equipment                                                         60,000               --
                                                                                 -----------        ----------
                 Income before state income taxes                                  1,190,745          335,926

Deferred state income taxes (note 6)                                                 107,168           30,233
                                                                                 -----------        ---------
                 Net income                                                      $ 1,083,577          305,693
                                                                                 ===========        =========

See accompanying notes to financial statements.

                             COMPACT SOFTWARE, INC.

                       Statements of Shareholders' Equity

                     Years Ended December 31, 1996 and 1995


                                                                  Additional
                                                    Common         paid-in        Accumulated
                                                     stock         capital          deficit            Total
                                                     -----         -------          -------            -----
Balance as of December 31, 1994                     $ 10           5,755,885       (4,451,992)       1,303,903

Net income                                            --                  --          305,693          305,693

Distribution to shareholders                          --            (318,788)              --         (318,788)
                                                    ----           ---------       ----------        ---------

Balance as of December 31, 1995                       10           5,437,097       (4,146,299)       1,290,808

Net income                                            --                  --        1,083,577        1,083,577

Distribution to shareholders                          --              (9,674)              --           (9,674)
                                                    ----           ---------       ----------        ---------
Balance as of December 31, 1996                     $ 10           5,427,423       (3,062,722)       2,364,711
                                                    ====           =========       ==========        =========

See accompanying notes to financial statements.

                             COMPACT SOFTWARE, INC.

                            Statement of Cash Flows

                     Years Ended December 31, 1996 and 1995


                                                                                     1996             1995
                                                                                     ----             ----
Net income                                                                       $ 1,083,577          305,693
Adjustments to reconcile net income to net cash
    provided by operating activities:
       Depreciation                                                                  129,312          111,374
       Deferred state tax charge                                                     107,168           30,233
       Gain on sale of equipment                                                     (60,000)              --
       Changes in assets and liabilities:
           Accounts receivable                                                      (720,994)         384,084
           Other current assets                                                        1,300            1,835
           Accounts payable                                                          289,913           66,918
           Deferred revenue                                                           32,640          (51,413)
           Accrued liabilities                                                        16,336            8,770
                                                                                 -----------         --------
                     Net cash provided by operating activities                       879,252          857,494

Cash used for investing activities:
    Purchases of plant and equipment                                                (268,801)        (101,413)
    Proceeds from the sale of equipment                                               60,000               --
                                                                                 -----------         --------
                     Net cash used for investing activities                         (208,801)        (101,413)

Cash used for financing activities:
    Distribution to shareholders                                                      (9,674)        (318,788)
                                                                                 -----------         --------
                     Net cash used for financing activities                           (9,674)        (318,788)
                                                                                 -----------         --------

Net increase in cash and cash equivalents                                            660,777          437,293
Cash and temporary investments at beginning of year                                  459,587           22,294
                                                                                 -----------         --------
Cash and temporary investments at end of year                                    $ 1,120,364          459,587
                                                                                 ===========         ========

See accompanying notes to financial statements.

                             COMPACT SOFTWARE, INC.

                         Notes to Financial Statements

                     Years Ended December 31, 1996 and 1995


(1)  Nature of Business and Summary of Significant Accounting Policies

     Nature of Business

     Compact Software, Inc. (Compact or the Company) develops, markets and supports electronic design automation software used by engineers to design circuits for wireless communication systems and other electronic products. Compact is also a participant in several research projects being sponsored by the Federal government. On April 9, 1997, Ansoft Corporation acquired all of the issued and outstanding common stock of Compact pursuant to the terms of the Stock Purchase Agreement (the Agreement).

     Cash Equivalents

     Cash equivalents include only highly liquid debt instruments purchased with original maturity dates of three months or less.

     Plant and Equipment

     Plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation for financial reporting purposes is computed using the straight-line method based upon the estimated useful lives of the assets which range from five to seven years.

     Revenue Recognition

     The Company recognizes revenue in accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position No. 91-1, Software Revenue Recognition.

     Revenue consists primarily of fees for licenses of the Company's software products, fees for customer service and support and revenue earned under contracts to perform research for the Federal government. Revenue from sale of software licenses is recognized upon shipment of the products and fulfillment of acceptance terms, if any. No significant obligations, including the performance of services essential to the functionality of the software, remain unfulfilled at the time revenue is recognized on software licenses and, with respect to any remaining insignificant obligations, either the related revenue is unbundled and deferred, based on the estimated fair value of related services, or the related estimated costs are accrued. Revenue from research contracts, customer training, support and other services is recognized as the service is performed.

                                                                     (Continued)

                             COMPACT SOFTWARE, INC.

                     Years Ended December 31, 1996 and 1995


     Software Development Costs

     Under Statement of Financial Accounting Standards (SFAS) No. 86, software development costs are capitalized beginning when a product's technological feasibility has been established and ending when a product is available for general release to customers. Technological feasibility is deemed to have been established upon completion of a detail program design or, in its absence, completion of a working model. Generally, the establishment of technological feasibility of the Company's products and general release have coincided. As a result, the Company has not capitalized any software development costs because any costs meeting the requirements of SFAS No. 86 have not been significant.

     Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. The estimates and assumptions used in the accompanying financial statements are based on management's evaluation of the relevant facts and circumstances as of the date of the financial statements. Actual results may differ from those estimates.

     Income Taxes

     The Company is not directly liable for Federal income taxes since it has elected to be treated as an S Corporation.

     State income taxes are provided for under the provisions of SFAS No. 109, "Accounting for Income Taxes," for all periods presented. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

                                                                     (Continued)

                             COMPACT SOFTWARE, INC.

                     Years Ended December 31, 1996 and 1995


(2)  Fixed Assets

     Fixed assets consisted of the following as of December 31, 1996 and 1995:

                                                     1996              1995
                                                     ----              ----
Computer equipment                                $ 849,021           599,118
Furniture and fixtures                               31,850            12,952
                                                  ---------           -------
                                                    880,871           612,070

   Less accumulated depreciation                    483,840           354,528
                                                  ---------           -------
                                                  $ 397,031           257,542
                                                  =========           =======

(3)  Equity

     Additional paid in capital includes all amounts advanced to the Company by the shareholders less all distributions to such shareholders. In connection with the sale of the Company to Ansoft, the shareholders retained the balance of cash and cash equivalents as of the closing date plus certain accounts receivable.

(4)  Related Party Transactions

     The Company had the following transactions with related parties during the years ended December 31, 1996 and 1995.

           Services for Affiliate - In 1995, the Company performed engineering services totaling $1,050,375 for a company wholly owned by the shareholders of Compact. No such services were performed in 1996.

           Building Lease - The Company leases its primary office space in a building owned by the majority shareholder. The lease, as amended in connection with the acquisition, expires on August 8, 1997, or earlier if the Company vacates the facility. Rent paid under this agreement totaled $90,000 in 1996 and $60,000 in 1995.

                                                                     (Continued)

                             COMPACT SOFTWARE, INC.

                     Years Ended December 31, 1996 and 1995


           Executive Services - The positions of President and Chief Financial Officer were held by the shareholders of the Company. No compensation was paid to these individuals for the years ended December 31, 1996 and 1995.

           Equipment Purchases - In 1996, the Company purchased computer equipment totaling $186,000 from a company wholly owned by the shareholders of Compact.

           Transactions with Distributor - The Company markets its products internationally through distributors. The shareholders of the Company have an ownership interest in the companies which control two of these distributors. Transactions with these distributors as of and for the years ended December 31, 1996 and 1995, were as follows:

                                               1996             1995
                                               ----             ----
Sales                                      $ 961,209           31,295

Accounts receivable                          195,871           22,042

           The sales are net of commissions retained by the distributors which generally approximate 28%. In addition, one of the above distributors was reimbursed for operating expenses totaling $224,279 and $135,400 for the years ended December 31, 1996 and 1995, respectively.

(5)  Export Sales, Major Customers and Credit Risk

     Revenues earned under research contracts directly with or funded by the United States government accounted for 48% and 37% of total revenues in 1996 and 1995, respectively. No other customer accounted for more than 10% of total revenue in 1996 and 1995.

     Export sales, principally to Europe and Asia, account for 36% and 16% of total revenues in 1996 and 1995, respectively. No individual country accounted for more than 10% of total revenue in 1996 or 1995.

                                                                     (Continued)

                             COMPACT SOFTWARE, INC.

                     Years Ended December 31, 1996 and 1995


     The Company markets its software products to customers throughout the world directly through distributors and generally does not require collateral. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses. The Company believes that it has adequately provided for credit losses.

(6)  Income Taxes

     The Company is not directly liable for Federal income taxes since it has elected to be treated as an S Corporation. The provision for state income taxes consists of deferred tax expense in 1996 and 1995.

     The Company had New Jersey net operating loss carryforwards as of December
         31, 1996 and 1995, of $3,003,825 and $4,264,763, respectively.  All net operating loss carryforwards expire on December 31, 2001.

     The Company's actual state income tax expense differs from the expected income tax expense computed by applying the statutory state income tax rate to income before income taxes as a result of the following:

                                                     1996              1995
                                                     ----              ----
Expected state income tax                         $ 113,485           26,395
Other, net                                           (6,317)           3,838
                                                  ---------           ------

   Actual deferred state tax expense              $ 107,168           30,233
                                                  =========           ======

                                                                     (Continued)

                             COMPACT SOFTWARE, INC.

                     Years Ended December 31, 1996 and 1995


     The tax effects of temporary differences that give rise to significant portions of the state deferred tax assets are presented below:

                                                     1996             1995
                                                     ----             ----
Deferred tax assets:
     Net operating loss carryforward              $ 270,343          383,829
     Accrued vacation                                 9,144            8,194
     Allowance for doubtful accounts                  4,680            2,250
     Deferred revenues                               25,650           22,712
                                                  ---------          -------
               Total gross deferred tax
                   asset                            309,817          416,985

         Less valuation allowance                        --               --
                                                  ---------          -------
               Net deferred taxes                 $ 309,817          416,985
                                                  =========          =======

     The valuation allowance for deferred tax assets as of the beginning of the fiscal years 1996 and 1995 was zero. The net change in the total valuation allowance for the years ended December 31, 1996 and 1995, was zero. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the net operating loss carryforwards are available and the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these net operating loss carryforwards and deductible differences and, accordingly, has recorded no valuation allowance against the gross deferred tax assets as of December 31, 1996 and 1995.

(7)  Employee Benefit Plan

     The Company has a 401(k) savings and retirement plan which covers substantially all of its full-time employees. Eligible employees make voluntary contributions to the plan. The Company is not required to contribute, nor has it contributed, to the 401(k) plan.

                               ANSOFT CORPORATION

                Unaudited Proforma Combined Financial Statements


The unaudited proforma combined financial statements give effect to the acquisition of Compact Software, Inc. (Compact) by Ansoft Corporation (Ansoft or the Corporation) in a transaction to be accounted for by the purchase method of accounting. The following unaudited proforma combined financial statements are included in this report:

           Unaudited proforma combined balance sheet as of January 31, 1997

           Unaudited proforma combined statements of operations:

           -  For the nine months ended January 31, 1997

           -  For the year ended April 30, 1996

The unaudited proforma combined balance sheet as of January 31, 1997, is based on the individual unaudited balance sheet of Ansoft as of January 31, 1997, and of Compact as of December 31, 1996, and gives effect to the acquisition as if it occurred on January 31, 1997.

The unaudited proforma combined statements of operations are based on the individual statements of operations of Ansoft and Compact for the nine months ended January 31, 1997, and December 31, 1996, respectively, and the years ended April 30, 1996, and March 31, 1996, respectively, and combine the results of operations of Ansoft and Compact to give effect to the acquisition as if it occurred at the beginning of each period presented.

The proforma adjustments included in this unaudited proforma financial information relating to the allocation of the purchase price for Compact are based on preliminary assumptions and estimates which are subject to revision.

The unaudited proforma combined financial statements are not necessarily indicative of the results of operations or financial position that would have occurred had the Compact acquisition been consummated on the dates assumed. These financial statements are not intended to be a projection of future results or financial position and do not reflect any synergies that might be achieved from combined operations.

These unaudited proforma combined financial statements should be read in conjunction with the Corporation's financial statements and notes contained in its Annual Report on Form 10-K for the year ended April 30, 1996, and in its quarterly reports on Form 10-Q for the quarters ended July 31, 1996, October 31, 1996, and January 31, 1997, and the financial statements of Compact referred to in Item 7(a) of this report.

                               ANSOFT CORPORATION

                   Unaudited Proforma Combined Balance Sheet

                                January 31, 1997

                                 (In thousands)

                                                           Historical                                Pro forma
                                                 --------------------------------       ---------------------------------
                                                                       Compact
                                                    Ansoft         Software, Inc.
                                                   January 31,       December 31,
                                                     1997               1996            Adjustments              Combined
                                                     ----               ----            -----------              --------
      Assets
      ------

Current assets:
    Cash and cash equivalents                  $       584             1,120             (1,120) (1)                 584
    Accounts receivable                              2,791             1,445               (311) (1)               3,925
    Marketable securities                              454                --                 --                      454
    Deferred taxes                                     700               140               (140) (6)                 700
    Other assets                                       510                 3                 --                      513
                                                  --------          --------            -------                  -------
                 Total current assets                5,039             2,708             (1,571)                   6,176

Plant and equipment                                  1,211               397                 --                    1,608
Marketable securities                               11,110                --             (3,000) (4)               8,110
Other assets                                             3                --                 --                        3
Intangible assets                                    2,783                --              3,844  (5)               6,627
Deferred taxes                                          --               170               (170) (6)                  --
                                                  --------          --------            -------                  -------
                 Total assets                    $  20,146             3,275               (897)                  22,524
                                                  ========          ========            =======                  =======

    Liabilities and Stockholders' Equity
    ------------------------------------

Current liabilities:
    Line of credit                                   6,023                --                 --                    6,023
    Accounts payable                                   246               518                 --                      764
    Accrued expenses                                   511               107                185  (5)                 803
    Accrued wages                                      130                --                 --                      130
    Deferred revenue                                   748               285                 --                    1,033
                                                  --------          --------            -------                  -------
                 Total current liabilities           7,658               910                185                    8,753

Stockholders' equity:
    Common stock                                        77                --                 13  (3)                  90
    Additional paid-in capital                      17,338             5,428              4,605  (1,2,3,6)        27,371
    Accumulated deficit                             (4,927)           (3,063)            (5,700) (5)             (13,690)
                                                  --------          --------            -------                  -------
                 Total stockholders' equity         12,488             2,365             (1,082)                  13,771
                                                  --------          --------            -------                  -------
                 Total liabilities and
                    stockholders' equity         $  20,146             3,275               (897)                  22,524
                                                  ========          ========            =======                  =======

                               ANSOFT CORPORATION

              Unaudited Proforma Combined Statement of Operations

                    (In thousands, except per share amounts)


                                                                      Nine months ended January 31, 1997
                                        ---------------------------------------------------------------------------------------

                                        Historical    Pro forma    Pro forma      Historical     Pro forma     Pro forma
                                          Ansoft         EBU        Subtotal       Compact      Adjustments    Combined
                                          ------         ---        --------       -------      -----------    --------
Revenue:
    License, service and other              9,032           845        9,877         2,824           --           12,701
    Research contracts                        195            --          195         2,114           --            2,309
                                          -------       -------       ------         -----         ----           ------
                 Total revenue              9,227           845       10,072         4,938           --           15,010

Cost and expenses:

    Sales and marketing                     5,325           390        5,715         1,010           --            6,725
    Research and development                1,967           491        2,458         2,645           --            5,103
    General and administrative              1,363           278        1,641           468          483  (7)       2,592
    In-process research and devilment       3,054            --        3,054            --           --            3,054
                                          -------         -----       ------         -----         ----           ------
              Total costs and expenses     11,709         1,159       12,868         4,123          483           17,474
                                          -------         -----       ------         -----         ----           ------

              Income (loss) from
                    operations             (2,482)         (314)      (2,796)          815         (483)          (2,464)

Interest income                               676            --          676            21         (180) (8)         517
Interest expense                             (131)           --         (131)           --           --             (131)
Gain on sale of equipment                      --            --           --            60           --               60
                                          -------          ----       ------         -----         ----           ------
              Income (loss) before
                 income taxes              (1,937)         (314)      (2,251)          896         (663)          (2,018)

Income taxes (charge) benefit                  --            --           --           (81)          --  (9)         (81)
                                          -------         -----       ------         -----        -----           ------
              Net income (loss)           $(1,937)         (314)      (2,251)          815         (663)          (2,099)
                                          =======         =====       ======         =====         ====           ======

Net income (loss) per share                 (0.25)                                                                 (0.26)
                                             ====                                                                   ====

Weighted average shares outstanding         7,864                                                                  8,146
                                            =====                                                                  =====

                               ANSOFT CORPORATION

              Unaudited Proforma Combined Statement of Operations

                    (In thousands, except per share amounts)


                                                                      Year ended April 30, 1996
                                        ---------------------------------------------------------------------------------------

                                        Historical    Pro forma    Pro forma      Historical     Pro forma     Pro forma
                                          Ansoft         EBU        Subtotal       Compact      Adjustments    Combined
                                          ------         ---        --------       -------      -----------    --------
Revenue:
    License, service and other             $ 8,565        3,778        12,343         2,180             --        14,523
    Research contracts (including
       services to affiliates of $787)         130           --           130         2,980             --         3,110
                                           -------        -----        ------        ------           ----        ------
              Total revenue                  8,695        3,778        12,473         5,160             --        17,633

Cost and expenses:
    Sales and marketing                      5,007        1,246         6,253         1,127             --         7,380
    Research and development                 1,766        1,505         3,271         3,264             --         6,535
    General and administrative               1,269        1,110         2,379           487            644 (7)     3,510
                                           -------        -----        ------        ------           ----        ------
              Total costs and expenses       8,042        3,861        11,903         4,878            644        17,425
                                           -------        -----        ------        ------           ----        ------

              Income (loss) from
                 operations                    653          (83)          570           282           (644)          208

Interest income                                 41           --            41            13             --            54
Interest expense                                (6)          --            (6)           --             --            (6)
                                           -------        -----        ------        ------           ----        ------
              Income (loss) before
                 income taxes                  688          (83)          605           295           (644)          256

Income taxes (charge) benefit                  612           --           612           (27)            -- (9)       585
                                           -------        -----        ------        ------           ----        ------
              Net income (loss)            $ 1,300          (83)        1,217           268           (644)          841
                                           =======        =====        ======        ======           ====        ======

Net income (loss) per share                   0.19                                                                  0.10
                                              ====                                                                  ====

Weighted average shares outstanding          6,873                                                                 8,146
                                             =====                                                                 =====

                               ANSOFT CORPORATION

           Notes to Unaudited Proforma Combined Financial Statements

         (Dollars in thousands, except par value and per share amounts)


The unaudited proforma combined financial statements have been prepared to reflect the acquisition of Compact Software, Inc. (Compact) by Ansoft Corporation (Ansoft) for an aggregate purchase price of approximately $10,000 consisting of $3,000 in cash and 1,272,728 shares of Ansoft common stock. These unaudited proforma combined financial statements reflect the allocation of the purchase price to the assets acquired and liabilities assumed based on their estimated fair values as of the date of the acquisition.

Ansoft's fiscal year ends on April 30. The fiscal year end of Compact is December 31. The unaudited proforma combined statements of operations for the year ended April 30, 1996, and the nine months ended January 31, 1997, include Compact's results of operations for the year ended March 31, 1996, and the nine months ended December 31, 1996, respectively.

On July 24, 1996, Ansoft acquired the assets of The MacNeal-Schwendler Corporation's (MSC) Electronics Business Unit (the EBU) as described in the Company's 8-K/A filed on October 7, 1996. The proforma statement of operations for the year ended April 30, 1996, includes the EBU's results for the year ended January 31, 1996, plus proforma adjustments to reflect amortization of intangible assets totaling $543 and additional general and administrative expenses of $567 as more fully described in above referenced 8-K/A dated October 7, 1996. The proforma statement of operations for the nine months ended January 31, 1997, includes the EBU's actual results for the period from July 24, 1996, through January 31, 1997, plus proforma results for the period from May 1, 1996, through July 23, 1996, which are based on the EBU's actual results for the 3 months ended April 30, 1996, plus proforma adjustments to record amortization of intangible assets ($136) and additional general and administrative costs ($142).

Certain reclassifications have been made to the Ansoft historical financial statements to set forth the unaudited proforma combined financial statements after giving effect to the acquisition.

Proforma adjustments giving effect to the Compact acquisition in the unaudited proforma combined balance sheet reflect the following:

      (1) Retention of cash and cash equivalents and certain accounts receivable by the shareholders of Compact in accordance with the stock purchase agreement.

      (2) The elimination of predecessor shareholders' equity totaling $624, net of adjustments (1) and (6).

                               ANSOFT CORPORATION

      (3) Issuance of 1,272,728 shares of Ansoft common stock, $.01 par value, valued at $5.50 per share totaling $7,000, less issuance costs of $17.

      (4) Sale of marketable securities to fund the $3,000 cash payment to the shareholders of Compact.

      (5) Allocation of the purchase price to intangible assets which will be amortized on a straight-line basis over lives of 3 to 7 years ($3,844), accrued transaction costs ($185) and to expense the portion of the purchase price applicable to acquired in-process research and development ($5,700).

            The in-process research and development charge of $5,700 was recorded by Ansoft in the fourth quarter of fiscal 1997. This charge is not reflected in the proforma combined statements of operations.

      (6) Elimination of state deferred tax assets, which will not be available to Ansoft.

Proforma adjustments giving effect to the acquisition in the unaudited proforma combined statements of operations reflect the following:

      (7) To record amortization on intangible assets of $3,844 on a straight-line basis over estimated useful lives of three years for work force in place ($500) and seven years for goodwill and customer list ($3,344).

      (8) Reduction in interest income resulting from use of the proceeds of the Company's initial public offering in the acquisition, using an assumed rate of return of 8% on an investment of $3,000 for a period of nine months.

      (9) Had Ansoft acquired Compact (a subchapter S corporation) as of the beginning of the period presented, Compact's income would have been subject to Federal income tax. However, the combined company would have had sufficient net operating loss carryforwards to offset the higher level of taxable income.